Exhibit 99.6
EXECUTION COPY

AMENDED AND RESTATED INSTITUTIONAL INVESTOR REGISTRATION
RIGHTS AGREEMENT

AMENDED AND RESTATED INSTITUTIONAL INVESTOR REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 27, 2002, by and among TRANSMONTAIGNE INC. (formerly known as TRANSMONTAIGNE OIL COMPANY), a Delaware corporation (the “Company”), and the entities listed on the signature pages hereof (the “Institutional Investors”).

WHEREAS the Company, the Institutional Investors and the entities listed on Schedule A hereto are parties to a Registration Rights Agreement dated as of April 17, 1996 (the “Original Registration Rights Agreement”), that provides for registration rights for certain shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”) owned by the Institutional Investors;

WHEREAS the Company and Louis Dreyfus Corporation, a New York corporation (“LDC”), entered into a Stock Purchase Agreement dated as of September 13, 1998, as amended effective October 30, 1998, pursuant to which the Company purchased from LDC, and LDC sold to the Company, all of the issued and outstanding shares of common stock, par value $1 per share, of Louis Dreyfus Energy Corp., a Delaware corporation and a wholly owned subsidiary of LDC (the “Stock Purchase”);

WHEREAS a portion of the purchase price paid by the Company to LDC in connection with the Stock Purchase consists of shares (the “LDC Shares”) of Common Stock;

WHEREAS, pursuant to an amendment and waiver to the Original Registration Rights Agreement, the Institutional Investors waived certain provisions of the Original Registration Rights Agreement to permit the Company to enter into a Registration Rights Agreement (the “LDC Registration Rights Agreement”) granting LDC (and certain permitted affiliates of LDC to whom LDC transfers any portion of the LDC Shares (together with LDC, the “LDC Holders”)) registration rights in respect of the LDC Shares similar to the rights set forth in the Original Registration Rights Agreement;

WHEREAS the Company and certain purchasers party thereto (collectively, the “Preferred Stock Investors”) have entered into Preferred Stock and Warrant Purchase Agreements (the “Stock and Warrant Purchase Agreements”), pursuant to which the Company has sold to the Preferred Stock Investors, and the Preferred Stock Investors have purchased from the Company, shares of Series A Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), and warrants (the “Warrants”), each to purchase three-fifths of one share of Common Stock;

WHEREAS, upon conversion of the Series A Preferred Stock and upon exercise of the Warrants the Company will issue to the Preferred Stock Investors (and to each Person to whom the Preferred Stock Investors are permitted under the terms of the Initial Preferred Stock Investor Registration Rights Agreement (as defined below) to transfer any portion of the Series

A Preferred Stock or the Warrants (together with the Preferred Stock Investors, the “Preferred Stock Investor Holders”)) shares of Common Stock;

WHEREAS, pursuant to a second amendment and waiver to the Original Registration Rights Agreement, the Institutional Investors waived certain provisions of the Original Registration Rights Agreement to permit the Company to enter into a Registration Rights Agreement (the “Initial Preferred Stock Investor Registration Rights Agreement”) granting the Preferred Stock Investor Holders registration rights in respect of the Common Stock similar to the rights set forth in the Original Registration Rights Agreement;

WHEREAS, the Company and the Preferred Stock Investors (collectively, the “Series B Investors”) have entered into or propose to enter into Preferred Stock Recapitalization Agreements (the “Recapitalization Agreements”), pursuant to which the Series B Investors have agreed to tender (the “Recapitalization”) certain of their outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $.01 per share, for Recapitalization by the Company for consideration consisting of (i) shares of Common Stock; (ii) cash and (iii) shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”);

WHEREAS, upon conversion of the Series B Preferred Stock, the Company will issue to the Series B Investors (and to each Person to whom the Series B Investors are permitted under the terms of the Recapitalization Agreements and the Preferred Stock Investor Registration Rights Agreement (as defined below) to transfer any portion of the Series B Preferred Stock (together with the Series B Investors, the “Series B Investor Holders”)) shares of Common Stock;

WHEREAS, pursuant to the Recapitalization Agreements, the Company has agreed to amend the Initial Preferred Stock Investor Registration Rights Agreement (as so amended, the “Preferred Stock Investor Registration Rights Agreement”) to, among other things, grant the Series B Investor Holders registration rights in respect of the Series B Investor Shares (as defined below) similar to the rights set forth in the Original Registration Rights Agreement; and

WHEREAS, the Company and the Institutional Investors desire to amend the Original Registration Rights Agreement in certain respects (i) to coordinate the provisions of the Original Registration Rights Agreement, the LDC Registration Rights Agreement and the Preferred Stock Investor Registration Rights Agreement and (ii) to permit the Company to enter into the Preferred Stock Investor Registration Rights Agreement.

NOW, THEREFORE, in consideration of the aforesaid and the mutual promises hereinafter made, the parties hereto agree that the Original Registration Rights Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definitions.  The following terms, as used herein, have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the Introduction to this Agreement.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission or any other Federal agency from time to time administering the 1933 Act or the Exchange Act.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Common Stock Equivalent” means any other securities of any Person convertible into or exchangeable or exercisable for Common Stock (whether at the option of such Person or of the holder of such securities).

“Company” has the meaning set forth in the Introduction to this Agreement.

“Demand Registration” has the meaning set forth in Section 2.02(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Initial Preferred Stock Investor Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Institutional Investor Demand Notice” has the meaning set forth in Section 2.02(a).

“Institutional Investor Demand Registration” has the meaning set forth in Section 2.02(a).

“Institutional Investor Notice” has the meaning set forth in Section 2.02(a).

“Institutional Investor Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Institutional Investors” has the meaning set forth in the Introduction to this Agreement.

“LDC” has the meaning set forth in the recitals to this Agreement.

“LDC Demand Registration” has the meaning set forth in Section 2.02(a).

“LDC Holders” has the meaning set forth in the recitals to this Agreement.

“LDC Notice” has the meaning set forth in Section 2.02(a)

“LDC Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“LDC Shares” has the meaning set forth in the recitals to this Agreement.

“1933 Act” means the Securities Act of 1933, as amended.

“Original Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Person” means an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Preferred Stock Investor Demand Registration” has the meaning set forth in Section 2.01(a).

“Preferred Stock Investor Holders” has the meaning set forth in the recitals to this Agreement and includes the Series B Investor Holders.

“Preferred Stock Investor Notice” has the meanings set forth in Section 2.02(a).

“Preferred Stock Investor Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Preferred Stock Investors” has the meaning set forth in the recitals to this Agreement, and includes the Series B Investors unless expressly indicated otherwise.

“Recapitalization” has the meaning set forth in the recitals to this Agreement.

“Recapitalization Agreements” has the meaning set forth in the recitals to this Agreement.

“Registrable Securities” means any shares of Common Stock now owned or hereafter acquired by an Institutional Investor and any shares of Common Stock which may be issued or distributed in respect of such Common Stock by way of concession, stock dividend or stock split or other distribution, recapitalization or reclassification, but with respect to such shares of Common Stock, only so long as such shares sold are “Restricted Securities”. A share of Common Stock shall be deemed to be a “Restricted Security” until such time as such share (i) has been effectively registered under the 1933 Act pursuant to a registration statement with respect to the sale of such share and disposed of in accordance with such registration statement, (ii) has been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (iii) has been otherwise transferred, new certificates for it not bearing a legend restricting further transfer having been delivered by the Company and subsequent disposition of it not requiring registration or qualification of it under the 1933 Act or any state securities or blue sky law then in force, or (iv) has ceased to be outstanding.

“Request Notice” has the meaning set forth in Section 2.02(a).

“Series A Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Series B Investor Holders” has the meaning set forth in the recitals to this Agreement.

“Series B Investor Shares” means the Common Stock issued upon redemption of the Series A Preferred Stock and the Warrants and any shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock.

“Series B Investors” has the meaning set forth in the recitals to this Agreement.

“Series B Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Shelf Registration” has the meaning set forth in Section 2.02(a).

“Stock and Warrant Purchase Agreements” has the meaning set forth in the recitals to this Agreement.

“Stock Purchase” has the meaning set forth in the recitals to this Agreement.

“Third Party” has the meaning set forth in Section 2.01(a).

“Third Party Registration” has the meaning set forth in Section 2.01(c).

“Warrants” has the meaning set forth in the recitals to this Agreement.

ARTICLE II

Registration And Related Rights

SECTION 2.01.  Company Registration.  (a)  Right To Piggyback on Registration of Common Stock and Common Stock Equivalents.  Subject to Section 2.01(c), if the Company proposes, on its own initiative or at the request of a party holding rights to demand registrations of the Common Stock other than under the LDC Registration Rights Agreement, the Preferred Stock Investor Registration Rights Agreement or this Agreement (a “Third Party”) to register any Common Stock under the 1933 Act in connection with the offering of a primary issuance or, in the case of such Third Party, a secondary issuance, of such Common Stock on any form other than Form S-4 or Form S-8 or any form substituting therefor (except for a registration in connection with an exchange offer of securities solely to existing securityholders of the Company) and such proposal would result in the filing of a registration statement with the Commission in connection therewith at any time, the Company shall at each such time promptly give each Institutional Investor written notice of such determination no later than thirty-five (35) days prior to the proposed effectiveness date (such proposed effectiveness date to be specified by the Company in the written notice) of the registration statement to be prepared in connection with such proposed registration. Any Institutional Investor wishing to register all or any portion of the Institutional Investor’s Registrable Securities must give written notice to the Company of intent to participate no later than fifteen (15) days after receipt of the notice delivered by the Company. Subject to the allocations set forth in Section 2.01(c), upon receipt of such written request of any such Institutional Investor, the Company will use its reasonable best efforts to effect the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register by the Institutional Investors. Any Institutional Investor holding Registrable Securities requesting to be included in such registration may elect, in writing at least five (5) Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register such Registrable Securities in such registration.

(b)  Selection of Underwriters.  If the Company in its sole discretion decides a Piggyback Registration shall be underwritten, the Company shall have sole discretion in the selection of any underwriter or underwriters to manage such Piggyback Registration.

(c)  Priority on Piggyback Registrations.  If the managing underwriter or underwriters of a Piggyback Registration (or in the case of a Piggyback Registration not being underwritten, holders of a majority of the shares of Common Stock proposed to be registered by (x) the Preferred Stock Investor Holders, pursuant to the Preferred Stock Investor Registration Rights Agreement, (y) the LDC Holders pursuant to the LDC Registration Rights Agreement and (z) the Institutional Investors) advise the Company in writing that in its or their opinion the number of shares of Common Stock proposed to be sold in such Piggyback Registration (including any shares proposed to be sold by (i) LDC Holders pursuant to the LDC Registration Rights Agreement, (ii) Preferred Stock Investor Holders pursuant to the Preferred Stock Investor Registration Rights Agreement and (iii) Institutional Investors pursuant to this Agreement) exceeds the number which can be sold, or adversely affects the price at which the Registrable Securities are to be sold in such offering, the Company will include in such Piggyback Registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters (or in the case of a Piggyback Registration not being underwritten, the holders of a majority of the shares of Common Stock proposed to be sold by the Institutional Investors, the LDC Holders and the Preferred Stock Investor Holders, as the case may be), can be sold in such offering without so affecting such price. The shares of Common Stock to be included in such Piggyback Registration shall be apportioned (a) first, to any shares of Common Stock that the Company proposes to sell, or in the case of a registration at the request of a Third Party (a “Third Party Registration”), to any shares of Common Stock that the Third Party proposes to sell, (b) second, pro rata among any shares of Common Stock proposed to be sold by (x) any Institutional Investor and (y) any LDC Holder pursuant to the LDC Registration Rights Agreement, up to a maximum of 40% of the balance of the shares of Common Stock to be included in such Piggyback Registration after subtracting the shares proposed to be sold by the Company, or the Third Party, as the case may be, (c) third, pro rata among any shares of Common Stock proposed to be sold by any Preferred Stock Investor Holder pursuant to the Preferred Stock Investor Registration Rights Agreement, and (d) fourth, pro rata among any other shares of Common Stock proposed to be included in such Piggyback Registration, including, in the case of a Third Party Registration, the Company, and in the case of a primary issuance by the Company, any Third Party, in each case according to the total number of shares of Common Stock requested for inclusion by the Preferred Stock Investor Holders, the LDC Holders and the Institutional Investors, as applicable, or in such other proportions as shall mutually be agreed to among such selling stockholders, as applicable. Notwithstanding the foregoing, after June 30, 2004, the shares of Common Stock to be included in such Piggyback Registration shall be apportioned (I) first, to any shares of Common Stock that the Company proposes to sell, or in the case of a Third Party Registration, to any shares of Common Stock that the Third Party proposes to sell, (II) second, pro rata among any shares of Common Stock proposed to be sold by (A) any Institutional Investor, (B) any LDC Holder pursuant to the LDC Registration Rights Agreement and (C) any Preferred Stock Investor Holder pursuant to the Preferred Stock Investor Registration Rights Agreement and (III) third, pro rata among any other shares of Common Stock proposed to be included in such Piggyback Registration, including, in the case of a Third Party Registration, the Company, and in the case of a primary issuance by the Company, any Third Party, in each case according to the total number of shares of Common Stock requested for inclusion by the Preferred Stock Investor Holders, the LDC Holders and the Institutional Investors, as applicable, or in such other proportions as shall mutually be agreed to among such selling stockholders, as applicable.

SECTION 2.02.  Demand Registration Rights.  (a)  Right To Demand.  If, at any time, any one or more of the Institutional Investors holding Registrable Securities representing five percent (5%) or more in aggregate of the Common Stock (assuming conversion or exercise of all Common Stock Equivalents into Registrable Securities at the then conversion price or exercise price) makes a written request (the “Request Notice”) to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of all or part of the Registrable Securities then owned by such Institutional Investor or Institutional Investors then owning Registrable Securities (an “Institutional Investor Demand Registration”), the Company shall thereupon, as expeditiously as possible, use its reasonable best efforts to file a registration statement with the Commission and have the registration statement declared effective by the Commission; provided, however, that the number of Registrable Securities as to which such request is made shall represent not less than five (5%) percent of the outstanding Common Stock and Common Stock Equivalents. The Institutional Investors acknowledge that within ten (10) days after receipt of such Request Notice, the Company will serve written notice of such registration request to (a) all Institutional Investors who hold Registrable Securities (the “Institutional Investor Demand Notice”), (b) all LDC Holders who hold shares of Common Stock which carry registration rights pursuant to the LDC Registration Rights Agreement (the “LDC Notice”) and (c) all Preferred Stock Investor Holders who hold shares of Common Stock which carry registration rights pursuant to the Preferred Stock Investor Registration Rights Agreement (the “Preferred Stock Investor Notice”), and, subject to the pro rata allocations set forth in Section 2.02(d), the Company will include in such Demand Registration all such shares of Common Stock held by such Institutional Investors, LDC Holders and Preferred Stock Investor Holders with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the giving of the Institutional Investor Demand Notice, the LDC Notice and the Preferred Stock Investor Notice. Any Institutional Investor Demand Registration representing five percent (5%) or more in aggregate of the Common Stock (assuming conversion or exercise of all Common Stock Equivalents into Registrable Securities at the then conversion price or exercise price) shall, at the Company’s option, be underwritten by one or more underwriters and subject to Section 2.02(b) hereto, if such Institutional Investor Demand Registration has not previously been designated an underwritten offering; provided, however, that any Preferred Stock Investor Demand Registration exclusively involving shares of Common Stock sold pursuant to block trades need not be underwritten.

The LDC Holders have rights to demand registrations under the LDC Registration Rights Agreement similar to those of the Institutional Investors under this Agreement and the Preferred Stock Investor Holders have rights to demand registration under the Preferred Stock Investor Registration Rights Agreement similar to those of the Institutional Investors under this Agreement. The Company agrees that, at any time, it shall, within ten (10) days after receipt of a demand registration request notice from any one or more of the LDC Holders pursuant to the LDC Registration Rights Agreement (an “LDC Demand Registration”) or any one or more of the Preferred Stock Investor Holders pursuant to the Preferred Stock Investor Registration Rights Agreement (a “Preferred Stock Investor Demand Registration”, with the terms “Institutional Investor Demand Registration”, “Preferred Stock Investor Demand Registration” and “LDC Demand Registration” being collectively referred to herein as a “Demand Registration”), serve written notice (the “Institutional Investor Notice”) of such registration request to all Institutional Investors holding Registrable Securities and, subject to the pro rata allocations set forth in Section 2.02(d), the Company shall include in such LDC Demand Registration or Preferred Stock Investor Demand Registration all Registrable Securities held by Institutional Investors with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the giving of the Institutional Investor Notice. Any request by one or more Institutional Investors for inclusion in a Preferred Stock Investor Demand Registration or an LDC Demand Registration shall be deemed to be one (1) of the four (4) Demand Registrations permitted hereunder if (i) such request is in respect of at least 1,000,000 shares of Common Stock and (ii) at least 75% the shares requested for inclusion by the Institutional Investors are so included.

All Institutional Investors requesting registration of their Registrable Securities pursuant to this Section 2.02(a) will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof. Each Institutional Investor shall be entitled so to request, or participate in an Institutional Investor request, an LDC

Holder request or a Preferred Stock Investor Holder request for, four (4) Demand Registrations (the last of which shall be a shelf registration to be effective for not less than 180 days (the “Shelf Registration”)) filed with and declared effective by the Commission, the expenses of which shall be borne by the Company in accordance with this Agreement, and no more than one (1) Demand Registration may be requested by any Institutional Investor in any 12-month period; provided, however, that if, following the effective date of any registration statement filed pursuant to a Demand Registration, any Institutional Investor included in a Demand Registration pursuant to this Section 2.02(a) elects, by giving written notice to the Company not later than ninety (90) days after such effective date, not to dispose of its Registrable Securities because of a material adverse change in the business, condition (financial or otherwise), assets or prospects of the Company and its subsidiaries, taken as a whole, or a material adverse event with respect to the Company and its subsidiaries, taken as a whole, not disclosed in the final prospectus for the Demand Registration, then such Demand Registration shall not count as one (1) of the four (4) Demand Registrations permitted hereunder unless Registrable Securities representing five percent (5%) or more of the Common Stock, including Common Stock Equivalents, are sold pursuant to such Demand Registration within ninety (90) days of the effective date of the registration statement and prior to the occurrence of such material adverse event.

If at the time of any Request Notice (i) the Company is engaged in a registered public offering as to which the Institutional Investors had the right to include their Registrable Securities, whether as a Piggyback Registration, pursuant to the Institutional Investors’ participation rights in respect of a LDC Demand Registration or pursuant to the Institutional Investors’ participation rights in respect of a Preferred Stock Investor Demand Registration, or which was made on Form S-4 or any successor form, (ii) the Company is engaged in any other activity outside of the ordinary course of business, such as a merger, consolidation, recapitalization or acquisition which, in the good faith judgment of the Board, would be materially and adversely affected by the requested registration, or (iii) the Board makes a good-faith determination that the public disclosures required to be made in the requested registration statement would have a material and adverse impact on the business, financial condition or prospects of the Company, the Company may at its option direct that such request be delayed for a period of not more than ninety (90) days, which right to delay may be exercised by the Company only one time for each Demand Registration for all Institutional Investors.

The Company shall have the same rights to Piggyback Registration on a Demand Registration as an Institutional Investor would have in a Piggyback Registration permitted under Section 2.01 hereof.

(b)  Selection of Underwriters.  If a requested registration pursuant to this Section 2.02 involves either a firm or best efforts underwritten offering, the Institutional Investor(s) initially giving a Request Notice with respect to a proposed Demand Registration pursuant to this Section 2.02 shall have the right, subject to approval by the Company (which shall not be unreasonably withheld), to select any underwriter or underwriters to manage such Demand Registration under this Section 2.02.

(c)  Effective Registration Statement.  A registration requested pursuant to this Section 2.02 will not be deemed to have been effected unless it has become effective; provided that if, within 75 days after it has become effective (135 days in the case of the Shelf

Registration), the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected. Notwithstanding the preceding sentence, if any such stop order is rescinded, the effective period shall continue upon such rescission and be extended by the number of days by which such stop order reduced the effective period.

(d)  Priority on Demand Registrations.  If the managing underwriter or underwriters of a Demand Registration initiated under this Agreement, the LDC Registration Rights Agreement or the Preferred Stock Investor Rights Agreement advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold, or adversely affects the price at which the Registrable Securities are to be sold, in such offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering without so affecting such price. The shares of Common Stock to be included in such Demand Registration shall be apportioned (x) first, pro rata among (i) shares of Common Stock held by Preferred Stock Investor Holders who have made a request to be included in such Demand Registration and (ii) shares of Common Stock held by LDC Holders who have made a request to be included in such Demand Registration and (iii) shares of Common Stock held by Institutional Investors who have made a request to be included in such Demand Registration, based on the number of shares required to be included in such registration statement, and (y) second, pro rata among any other shares of Common Stock proposed to be included in such Demand Registration, including any shares proposed to be sold by the Company pursuant to such Demand Registration. Notwithstanding the foregoing, the shares of Common Stock to be included in any Demand Registration prior to June 30, 2004 shall be apportioned (a) first, pro rata among any shares of Common Stock proposed to be sold by (x) any LDC Holder pursuant to the LDC Registration Rights Agreement and (y) any Institutional Investor pursuant to this Agreement, up to a maximum of 40% of the total number of shares of Common Stock to be included in such Demand Registration, (b) second, pro rata among any shares of Common Stock proposed to be sold by any Preferred Stock Investor Holder pursuant to the Preferred Stock Investor Registration Rights Agreement and (c) third, pro rata among any other shares of Common Stock proposed to be included in such Demand Registration, including any shares proposed to be sold by the Company pursuant to such Demand Registration, in each case according to the total number of shares of Common Stock requested for inclusion by the Preferred Stock Investor Holders, the LDC Holders and the Institutional Investors, as applicable, or in such other proportions as shall mutually be agreed to among such selling stockholders, as applicable.

(e)  Additional Rights.  If the Company at any time grants to any other holders of Common Stock or Common Stock Equivalents any rights to request the Company to effect the registration under the 1933 Act of any such shares of Common Stock on terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Institutional Investors with the same more favorable terms. The Company shall not grant any other person rights to register securities of the Company on terms which could restrict in any way the ability of the Company fully to perform its obligations to the Institutional Investors pursuant to this Agreement, except for (i) the registration rights in respect of Piggyback Registrations and

Demand Registrations granted to the LDC Holders pursuant to the LDC Registration Rights Agreement on the terms and conditions set forth therein, in the form attached hereto, and (ii) the registration rights in respect of Piggyback Registrations and Demand Registrations granted to the Preferred Stock Investor Holders pursuant to the Preferred Stock Investor Registration Rights Agreement, in the form attached hereto, on the terms and conditions set forth therein to which the Institutional Investors hereby consent.

SECTION 2.03.  REGISTRATION PROCEDURES.    It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article II that the Institutional Investors requesting inclusion in any Piggyback Registration or Demand Registration (a “Registration”) shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and the other matters referred to in this Article II as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. With respect to any Registration which includes Registrable Securities held by an Institutional Investor, the Company will, subject to Sections 2.01 and 2.02:

(a)  prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission within ninety (90) days after the end of the period within which requests for registration may be given to the Company, file with the Commission any necessary amendments to the registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided, however, that at least five (5) business days prior to filing a registration statement and at least three (3) business days prior to the filing of a prospectus or any amendments or supplements to a registration statement or a prospectus, including documents incorporated by reference after the initial filing of the registration statement, the Company will furnish to the holders of the Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, copies of or drafts of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters, if any, and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto or any documents required to be incorporated by reference therein to which holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object;

(b)  prepare and file with the Commission such amendments and post effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of time as necessary to complete the offering which period shall be not less than 90 days (or 180 days in the case of the Shelf Registration) (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the time period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act (or any successor rule); and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

(c)  furnish to such Institutional Investor, without charge, at least one conformed copy of the registration statement and any post effective amendment thereto, upon request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any exhibits or documents incorporated by reference therein as the Institutional Investor or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by the Institutional Investor (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by the Institutional Investor covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

(d)  immediately notify such Institutional Investor, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the Institutional Investors (a reasonable number of such amended and supplemented prospectuses having been delivered to the Institutional Investors), such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e)  use its reasonable best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on each national securities exchange or market on which the Common Stock is then listed or proposed to be listed by the Company, if any;

(f)  make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

(g)  subject to the time limitations specified in paragraph (b) above, if requested by the managing underwriter or underwriters or such Institutional Investor, promptly incorporate in a prospectus supplement or post effective amendment such information with respect to the offering as the managing underwriter or underwriters of the Institutional Investor reasonably requests to be included therein, including, without limitation, with respect to the number of shares being sold by the Institutional Investor to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any term of the underwritten offering of the securities to be sold in such offering; and make all required filings of such prospectus supplement or post effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

(h)  as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a reasonable number of copies of such document to such Institutional Investor;

(i)  prior to the date on which the registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with such Institutional Investor, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Institutional Investor or managing underwriter or underwriters, if any, requests in writing, to use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(j)  enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions customarily taken by registrants as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(k)  obtain a “comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “comfort” letters as the underwriters, if any, shall reasonably request;

(l)  make available for inspection by any Institutional Investor holding Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(m)  cooperate with such Institutional Investor and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the Institutional Investor or the managing underwriter or underwriters, if any, may request; and

(n)  use its reasonable best efforts to cause the securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States, including, without limitation, the National Association of

Securities Dealers, Inc., as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

The Institutional Investors, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.03(d), will forthwith discontinue disposition of the securities until the Institutional Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by this Section 2.03(d) or until they are advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Institutional Investor will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Institutional Investor’s possession, of the prospectus covering such securities which is current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in Section 2.03(d) shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.03(d) hereof or the Advice.

In connection with any Registration, the Company shall be required to retain an independent outside counsel that is sophisticated in securities law matters and that is reasonably satisfactory to a majority of those Institutional Investors that have shares of Common Stock included in such Registration.

SECTION 2.04.  Registration Expenses.    In the case of any Registration, the Company shall bear all of the costs and expenses of such Registration (including, without limitation, the expenses of preparing any registration statement, Commission and state “blue sky” filings, registration and qualification fees, the cost of providing any legal opinion or “comfort” letters requested by the Institutional Investors, and printing costs); legal fees or expenses of one counsel for the Institutional Investors, the LDC Holders and the Preferred Stock Investor Holders mutually selected by the Institutional Investors, the LDC Holders and the Preferred Stock Investor Holders (such counsel being subject to the reasonable approval of the Company) for the Institutional Investors; provided, however, that the Company shall not be responsible for registration or qualification fees or underwriter’s discounts or commissions that are attributable to the Registrable Securities of an Institutional Investor.

SECTION 2.05.  Indemnification and Contribution.    (a) Indemnification by the Company.    The Company agrees to indemnify and hold harmless each Institutional Investor, its officers, directors and agents and each Person who controls (within the meaning of the 1933 Act and the Exchange Act) such Institutional Investor, including, without limitation, any general partner or manager of any thereof, against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus in which such Institutional Investor is participating or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact necessary to make the statement therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by, based upon or contained in any information with respect to such Institutional Investor furnished in writing to the Company by such Institutional Investor expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Institutional Investor from whom the Person asserting such loss, claim, damage or liability purchased the securities if it is determined that it was the responsibility of such Institutional Investor to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured such loss, claim, damage or liability. The Company will also indemnify underwriters (as such term is defined in the 1933 Act), their officers and directors and each Person who controls such persons (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Institutional Investors.

(b)  Indemnification by the Institutional Investors.    In connection with any Registration in which an Institutional Investor is participating, such Institutional Investor will furnish to the Company in writing such information and affidavits with respect to such Institutional Investor as the Company reasonably requests for use in connection with any registration statement or prospectus and agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act and the Exchange Act) the Company against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit such Institutional Investor furnished in writing to the Company by such Institutional Investor expressly for use therein; provided, however, that the amount recoverable by the Company from an Institutional Investor under this indemnification provision shall not exceed the amount of net proceeds received by the Institutional Investor from the sale of Registrable Securities hereunder; and provided further that the indemnity agreement contained in this Section 2.05(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising pursuant to a registration under Article II if such settlement is effected without the consent of the Institutional Investor (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller.

(c)  Conduct of Indemnification Proceedings.    Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying party, permit the indemnifying party to assume the defense of such claim, jointly with any other indemnifying party similarly notified to the extent it may elect, with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall relieve the indemnifying party from any liability hereunder with respect to the action to the extent that such failure materially prejudices the indemnifying party; provided, however, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without itsconsent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)  Contribution.    If for any reason the indemnification provided for in the preceding Sections 2.05(a) and 2.05(b) is unavailable to an indemnified party as contemplated by the preceding Sections 2.05(a) and 2.05(b) for any reason, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, if the indemnifying party is an Institutional Investor, any contribution pursuant to this Section 2.05(d) shall be several and not joint, and shall be limited to the amount of net proceeds received by such Institutional Investor from the sale of Registrable Securities hereunder.

(e)  Other Indemnification.    Indemnification similar to that specified in the preceding subdivisions of this Section 2.05 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation or governmental authority other than the 1933 Act.

SECTION 2.06.  Exchange Act Reports.    The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the 1933 Act relating to any class of equity securities of the Company, it will use its reasonable best efforts to file in a timely manner all reports required to be filed by it pursuant to the Exchange Act to the extent the Company is required to file such reports. Upon request of an Institutional Investor, the Company will furnish the requesting Institutional Investor with such information as may be necessary to enable such Institutional Investor to effect sales pursuant to Rule 144A. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and rules and regulations thereunder.

SECTION 2.07.  Restrictions on Public Sale by Holder of Securities.    (a) To the extent not inconsistent with applicable law, any Institutional Investor whose Registrable Securities are included in a Registration agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a public sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the 180-day period beginning on, the effective date of such registration statement (except as part of such Registration), but only in an underwritten public offering and only if and to the extent requested by the managing underwriter or underwriters.

(b)  Each Institutional Investor agrees that, in the event the Company files a registration statement under the 1933 Act with respect to an underwritten public offering of any shares of Common Stock or Common Stock Equivalent, such Institutional Investor will not effect any public sale or distribution of any Common Stock owned by it (other than as part of such underwritten public offering) within seven (7) days prior to, and during the 180-day period beginning on, the effective date of such registration statement, and the Company hereby also so agrees and agrees to use its reasonable best efforts to cause, as the managing underwriters may require, each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company (at any time other than in a public offering) to so agree.

SECTION 2.08.  Participation in Registrations.    No Institutional Investor may participate in any Registration hereunder unless such Institutional Investor (a) agrees to sell the Institutional Investor’s securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

SECTION 2.09.  Remedies.    Each Institutional Investor shall have the right and remedy to have the provisions of Sections 2.01 and 2.02 specifically enforced by any court having jurisdiction in the event that the Company breaches such provisions, and the Company shall reimburse such Institutional Investor for the reasonable costs of the expenses for counsel for such Institutional Investor incurred in connection with such proceeding.

SECTION 2.10.  Other Registration Rights.    The Company will not grant any Person any demand or piggyback registration rights with respect to the Common Stock of the Company, including Common Stock Equivalents, except that the Company may grant piggyback registration rights (“new rights”) that (i) are not in conflict or inconsistent with, or grant rights more favorable than, the rights of the Institutional Investors set forth in this Agreement, (ii) do not entitle such Person to be included in any Registration, and (iii) provide that the Institutional Investors have a piggyback right upon the exercise of such new rights and shall be included in such registration statement on an equal basis with the shares being registered pursuant to the exercise of the new rights; provided, however, that nothing herein shall be deemed to restrict the Company’s ability to enter into the LDC Registration Rights Agreement or the Preferred Stock Investor Registration Rights Agreement.

ARTICLE III

Miscellaneous

SECTION 3.01.  Notices.    All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service), as follows:

(x)   if to the Company, to:

       TransMontaigne Inc.
       370 Seventeenth Street
       Suite 2750
       Denver, Colorado 80202
       Phone: (303) 626-8200
       Fax: (303) 626-8228
       Attention: Erik B. Carlson, Esq.

       with a copy to:

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, New York 10019
       Phone: (212) 474-1000
       Fax: (212) 474-3700
       Attention: Kris F. Heinzelman, Esq.

(y)   if to Merrill Lynch Fundamental Growth Fund, Inc., to:

       Merrill Lynch Fundamental Growth Fund, Inc.
       800 Scudders Mill Road
       Plainsboro, New Jersey 08536
       Phone: (609) 282-0271
       Fax: (609) 282-0136
       Attention: Lawrence R. Fuller
                Equity Fund Management

(z)   if to the MassMutual Investors, to:

       Massachusetts Mutual Life Insurance Company
       c/o David L. Babson & Company Inc.
       1500 Main Street
       Springfield, MA 01115
       Phone: (413) 226-1634
       Fax: (413) 226-2634
       Attention: Richard C. Morrison

If more than one Institutional Investor specified the same address for such notices, then a single notice to such address shall be deemed to be notice to all Institutional Investors at that address.

SECTION 3.02.  Binding Effect; Benefits.    This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement constitutes the entire agreement and understanding, and supersedes and terminates all prior agreements and understandings, both oral and written, between the parties hereto relating to the subject matter hereof.

SECTION 3.03.  Waiver.    Any party hereto may, without binding any other party, by written notice to another party (a) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement; (b) waive compliance with any of the conditions or covenants of such other party contained in this Agreement; and (c) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. Neither the waiver by any party hereto of a breach of any provision hereof or any preceding or succeeding breach nor the failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder nor shall it be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

SECTION 3.04.  Amendment.    This Agreement may be amended, modified or supplemented only by a written instrument executed by the Company and by Institutional Investors owning two-thirds or more of the Common Stock held by the Institutional Investors at the time of such amendment.

SECTION 3.05.  Assignability.    Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Institutional Investor.

SECTION 3.06.  Limited Liability of Partners.    Notwithstanding any other provision of this Agreement, neither the general partner nor the limited partners nor any future general or limited partner of any Institutional Investor shall have any personal liability for performance of any obligation of such Institutional Investor under this Agreement in excess of the respective capital contribution of such general partner and limited partners to such Institutional Investor.

SECTION 3.07.  APPLICABLE LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

SECTION 3.08.  Pronouns.    Whenever the context may require any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

SECTION 3.09.  Attorneys’ Fees.    In the event of a dispute concerning the provisions of this Agreement which results in litigation, arbitration or other dispute resolution proceedings the parties agree that the legal fees and other expenses of the prevailing party shall be borne by the other, nonprevailing parties to the dispute.

SECTION 3.10.  Section and Other Headings.    The section and other headings contained in this Agreement are for reference puroses only and shall not affect the meaning or interpretation of this Agreement.

SECTION 3.11.  Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, the Company and each Institutional Investor have executed this Agreement as of the day and year first above written.

TRANSMONTAIGNE INC.

By
/s/ Donald H. Anderson
Name: Title:	Donald H. Anderson President, Chief Executive Officer, Chief Operating Officer and Vice Chairman

MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.

by	/s/ Lawrence R. Fuller
Name: Lawrence R. Fuller Title: Senior Equity Portfolio Manager Merrill Lynch Fundamental Growth Fund, Inc.

June 27, 2002

MASSMUTUAL INVESTORS:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

	by	David L. Babson & Company Inc. as Investment Advisor

	by	/s/ Richard C. Morrison
Name: Richard C. Morrison Title: Managing Director

MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED,

by	David L. Babson & Company Inc. under delegated authority from Massachusetts Mutual Life Insurance Company as Investment Manager

by

/s/ Richard C. Morrison
Name: Richard C. Morrison Title: Managing Director

The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust’s property only shall be bound.
MASSMUTUAL CORPORATE INVESTORS
by	/s/ Richard C. Morrison
Name: Richard C. Morrison Title: Vice President

The foregoing is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1998, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust’s property only shall be bound.
MASSMUTUAL PARTICIPATION INVESTORS
by	/s/ Richard C. Morrison
Name: Richard C. Morrison Title: Vice President

Schedule A

Yorktown Energy Partners, L.P.

Yorktown Energy Partners II, L.P.

Lexington Partners III, L.P.

Lexington Partners IV, L.P.

Dillon, Read & Co. Inc.

First Reserve Secured Energy Asset Fund, Limited Partnership

First Reserve Fund VI, Limited Partnership

First Reserve Fund VII, Limited Partnership

First Reserve Fund V, Limited Partnership